Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated November 5, 2004 with respect to the consolidated financial statements of A.B. Dick Company included in this Current Report on Form 8-K/A of Presstek, Inc. dated January 21, 2005 in the following Registration Statements on Forms S-8 (Nos. 33-61215, 333-76905, 333-97897 and 333-122230) and on Forms S-3 (Nos. 33-39337, 33-80466, 333-02299 and 33-48342) of Presstek, Inc.

Ernst & Young LLP

Cleveland, Ohio
January 21, 2005

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